UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2016

ATLAS ENERGY GROUP, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

First Lien Credit Agreement Amendment

On March 30, 2016, Atlas Energy Group, LLC (the “Company”), together with New Atlas Holdings, LLC (the “Borrower”) and Atlas Lightfoot, LLC, entered into a third amendment (the “Third Amendment”) to that certain Credit Agreement with Riverstone Credit Partners, L.P., as administrative agent (“Riverstone”), and the lenders (the “Lenders”) from time to time party thereto (the “First Lien Credit Agreement”).

The outstanding loans under the First Lien Credit Agreement were bifurcated between the existing First Lien Credit Agreement and the new Second Lien Credit Agreement (defined below), with $35 million and $35.8 million (including $2.4 million in deemed prepayment premium) in borrowings outstanding, respectively. In connection with the execution of the Third Amendment, the Borrower made a prepayment of approximately $4.8 million of the outstanding principal and interest. The Third Amendment amended the First Lien Credit Agreement to, among other things:

•	provide the ability for the Company and the Borrower to enter into the new Second Lien Credit Agreement;

•	shorten the maturity date of the First Lien Credit Agreement to September 30, 2017, subject to an optional extension to September 30, 2018 by the Borrower, assuming certain conditions are met, including a First Lien Leverage Ratio (as defined in the First Lien Credit Agreement) of not more than 6:00 to 1:00 and a 5% extension fee;

•	modify the applicable cash interest rate margin for ABR Loans and Eurodollar Loans to 0.50% and 1.50%, respectively, and add a pay-in-kind interest payment of 11% of the principal balance per annum;

•	allow the Borrower to make mandatory pre-payments under the First Lien Credit Agreement or the new Second Lien Credit Agreement, in its discretion, and add additional mandatory pre-payment events, including a monthly cash sweep for balances in excess of $4 million;

•	provide that the First Lien Credit Agreement may be prepaid without premium;

•	replace the existing financial covenants with (i) the requirement that the Company maintain a minimum of $2 million in EBITDA on a trailing twelve-month basis, beginning with the quarter ending June 30, 2016, and (ii) the incorporation into the First Lien Credit Agreement of the financial covenants included in Atlas Resource Partners, L.P.’s (“ARP”) credit agreement, beginning with the quarter ending June 30, 2016;

•	prohibit the payment of cash distributions on the Company’s common and preferred units; and

•	add a cross-default provision for defaults by ARP.

This summary of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Second Lien Credit Agreement

Also on March 30, 2016, the Company and the Borrower entered into a new second lien credit agreement (the “Second Lien Credit Agreement”) with Riverstone and the Lenders. As described above, $35.8 million of the indebtedness previously outstanding under the First Lien Credit Agreement were moved under the Second Lien Credit Agreement.

The Second Lien Credit Agreement matures on March 30, 2019, subject to an optional extension (the “Extension Option”) to March 30, 2020, assuming certain conditions are met, including a Total Leverage Ratio (as defined in the Second Lien Credit Agreement) of not more than 6:00 to 1:00 and a 5% extension fee. Borrowings under the Second Lien Credit Agreement are secured on a second priority basis by security interests in the same collateral that secures borrowings under the First Lien Credit Agreement.

Borrowings under the Second Lien Credit Agreement bear interest at a rate of 30%, payable in-kind through an increase in the outstanding principal. If the First Lien Credit Agreement is repaid in full prior to March 30, 2018, the rate will be reduced to 20%. If the Extension Option is exercised, the rate will again be increased to 30%. If the Company’s market capitalization is greater than $75 million, it can issue common units in lieu of increasing the principal to satisfy the interest obligation.

The Borrower may prepay the borrowings under the Second Lien Credit Agreement without premium at any time. The Second Lien Credit Agreement includes the same mandatory prepayment events as the First Lien Credit Agreement, subject to the Borrower’s discretion to prepay either the First Lien Credit Agreement or the Second Lien Credit Agreement.

The Second Lien Credit Agreement contains the same negative and affirmative covenants and events of default as the First Lien Credit Agreement, including customary covenants that limit the Borrower’s ability to incur additional indebtedness, grant liens, make loans or investments, make distributions if a default exists or would result from the distribution, merge into or consolidate with other persons, enter into swap agreements that do not conform to specified terms or that exceed specified amounts, or engage in certain asset dispositions. In addition, the Second Lien Credit Agreement requires that the Company maintain an Asset Coverage Ratio (as defined in the Second Lien Credit Agreement) of not less than 2.00 to 1.00 as the end of September 30, 2017 and each fiscal quarter ending thereafter.

This summary of the Second Lien Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Lien Credit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Third Amendment and the Second Lien Credit Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Second Lien Credit Agreement, the Company agreed to issue within 30 days to the Lenders warrants (the “Warrants”) to purchase up to 15% of the Company’s outstanding common units representing limited partner interests at an exercise price of $0.20 per unit. The Warrants will be subject to customary anti-dilution provisions. The Company also agreed to enter into a registration rights agreement pursuant to which it will agree to register the offer and resale of the common units underlying the Warrants on terms and conditions acceptable to the Lenders.

The Warrants and the underlying common units will be offered and sold in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Other exemptions from registration may apply.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on March 30, 2016, announcing the entrance into the Third Amendment and the Second Lien Credit Agreement as well as the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Third Amendment to Credit Agreement, dated as of March 30, 2016, among Atlas Energy Group, LLC, New Atlas Holdings, LLC, Atlas Lightfoot, LLC, the lenders party thereto and Riverstone Credit Partners, L.P., as administrative agent (incorporated by reference to Exhibit 10.30(d) to Atlas Energy Group, LLC’s Annual Report on Form 10-K for the year ended December 31, 2015).

Exhibit 10.2	Second Lien Credit Agreement, dated as of March 30, 2016, among Atlas Energy Group, LLC, New Atlas Holdings, LLC, the lenders party thereto and Riverstone Credit Partners, L.P., as administrative agent (incorporated by reference to Exhibit 10.30(e) to Atlas Energy Group, LLC’s Annual Report on Form 10-K for the year ended December 31, 2015).

Exhibit 99.1	Atlas Energy Group, LLC Press Release dated March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: March 30, 2016	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Third Amendment to Credit Agreement, dated as of March 30, 2016, among Atlas Energy Group, LLC, New Atlas Holdings, LLC, Atlas Lightfoot, LLC, the lenders party thereto and Riverstone Credit Partners, L.P., as administrative agent (incorporated by reference to Exhibit 10.30(d) to Atlas Energy Group, LLC’s Annual Report on Form 10-K for the year ended December 31, 2015).

Exhibit 10.2	Second Lien Credit Agreement, dated as of March 30, 2016, among Atlas Energy Group, LLC, New Atlas Holdings, LLC, the lenders party thereto and Riverstone Credit Partners, L.P., as administrative agent (incorporated by reference to Exhibit 10.30(e) to Atlas Energy Group, LLC’s Annual Report on Form 10-K for the year ended December 31, 2015).

Exhibit 99.1	Atlas Energy Group, LLC Press Release dated March 30, 2016.